                                  EXHIBIT 10.6

                                    AGREEMENT

         This Agreement (this "AGREEMENT") dated as of December 14, 2001 is entered into by and between TRC Companies, Inc., a corporation organized under the laws of Delaware (together with its successors, "TRC"), and Fletcher International, Ltd., a company organized under the laws of Bermuda (together with its successors, "FLETCHER").

         The parties hereto agree as follows:

     1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

                  (A) Fletcher agrees to purchase from TRC, and TRC agrees to sell to Fletcher on the Initial Closing Date (as defined below), in accordance with Section 2 below, fifteen thousand (15,000) shares (the "INITIAL PREFERRED SHARES") of TRC's Series A-1 Cumulative Convertible Preferred Stock (the "SERIES A-1 PREFERRED STOCK"), having the terms and conditions set forth in the Certificate of Rights and Preferences attached hereto as Annex A (the "CERTIFICATE OF RIGHTS AND PREFERENCES"), at a price of one thousand dollars ($1,000) per share for an aggregate purchase price of fifteen million dollars ($15,000,000). Fletcher shall have the right to convert the outstanding Initial Preferred Shares into shares of Common Stock of TRC, par value ten cents ($0.10) per share ("COMMON STOCK"), in the manner, and subject to the terms, specified in this Agreement and in the Certificate of Rights and Preferences.

                  (B) The closing (the "INITIAL CLOSING") of the sale of the Initial Preferred Shares shall occur on the third (3rd) Business Day, after and excluding the date hereof, or at such other date and time as Fletcher and TRC shall mutually agree (such date, the "INITIAL CLOSING DATE").

                  (C) TRC grants Fletcher rights (the "FLETCHER RIGHTS") to require TRC, at any time between and including December 15, 2002 and December 14, 2003, to issue to it from time to time, provided that such rights shall be exercisable by Fletcher no more than three (3) times and for a minimum each time of at least one thousand (1,000) shares, in whole or in part, up to an aggregate of ten thousand (10,000) shares of additional series of TRC preferred stock (e.g., Series A-2 Cumulative Convertible Preferred Stock, Series A-3 Cumulative Convertible Preferred Stock, etc.), having, except as set forth below, identical terms, conditions, rights, preferences and privileges as the Series A-1 Preferred Stock (such shares shall collectively be referred to as the "ADDITIONAL PREFERRED SHARES" and together with the Initial Preferred Shares, the "SERIES A PREFERRED SHARES") at a price of one thousand dollars ($1,000) per share for an aggregate purchase price for all Fletcher Rights of ten million dollars ($10,000,000). Fletcher shall have the right to convert the outstanding Additional Preferred Shares into shares of Common Stock in the manner, and subject to the terms, specified in this Agreement and in a certificate of rights and

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

         preferences for each such series of Additional Preferred Shares (each, a " SUBSEQUENT CERTIFICATE OF RIGHTS AND PREFERENCES" and collectively, the "SUBSEQUENT CERTIFICATES OF RIGHTS AND PREFERENCES"). Each Subsequent Certificate of Rights and Preferences shall have the same terms and conditions as the Certificate of Rights and Preferences, except that (A) the Conversion Price (as defined therein) shall equal one hundred twenty percent (120%) of the Average Market Price (as defined therein) calculated as of the Business Day on which the corresponding Fletcher Notice (as defined below) is delivered but not less than the greater of (1) the volume-weighted average price of the Common Stock on the NYSE on the Business Day before and excluding the corresponding Subsequent Closing Date and (2) the lesser of (i) twenty-four dollars and fourteen cents ($24.14) and, (ii) fifty percent (50%) of the Average Market Price calculated on the date ninety (90) calendar days after and excluding the Restatement Date (as defined in the Certificate of Rights and Preferences); (B) the number of Additional Preferred Shares issued pursuant to each Subsequent Certificate of Rights and Preferences may differ from the number of shares of Series A-1 Preferred Stock; and (C) the number denoting which Series of Series A Shares (e.g., the "2" in A-2, the "3" in A-3) is being issued shall be inserted where the number "1" is located in the term "Series A-1" in each place where such term is located in the Certificate of Rights and Preferences. To exercise any Fletcher Rights, Fletcher shall deliver one or more written notices substantially in the form attached hereto as Annex B (each, a "FLETCHER NOTICE") to TRC from time to time commencing at any time between and including December 15, 2002 and December 14, 2003 (the "Fletcher Rights Expiration Date" ). . The Fletcher Rights Expiration Date shall be extended by one calendar day for each Registration Statement Unavailability Day (as defined below). Upon satisfaction or, if applicable, waiver of the relevant conditions set forth in Sections 13 and 14 hereof, the closing of each exercise of Fletcher Rights (each, a "SUBSEQUENT CLOSING") shall take place on the date that is two (2) Business Days following and excluding delivery of the Fletcher Notice, or at such other date and time as Fletcher and TRC shall mutually agree (each such date and time being referred to herein as a "SUBSEQUENT CLOSING DATE" and, together with the Initial Closing Date, a "CLOSING DATE").

                  (D) TRC shall redeem all of the Series A Preferred Shares (including any accrued and unpaid dividends) pursuant to the terms and conditions set forth in the Certificate of Rights and Preferences or Subsequent Certificate of Rights and Preferences of each such series. As set forth in the Certificate of Rights and Preferences or Subsequent Certificate of Rights and Preferences of each such series, TRC may satisfy its redemption obligations under Section 6(B)(ii)and (iii) of the Certificate of Rights and Preferences and the Subsequent Certificates of Rights and Preferences by delivering shares of Registered Common Stock (the amount of which shall be determined pursuant to the terms and conditions set forth in the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences, as the case may be, of each such series) (collectively, the "REDEMPTION COMMON STOCK").

                  (E) As used herein, the term "COMMON SHARES" means the Redemption Common Stock and shares issuable upon conversion of or as dividends under the Series A Preferred Shares (including Series A Preferred Shares not yet issued), and all other Common Stock issuable under the Certificate of Rights and Preferences, Subsequent Certificates of Rights and Preferences or this Agreement; the term "INVESTMENT

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

         SECURITIES" means the Series A Preferred Shares issued or issuable hereunder, the Fletcher Rights and all Common Shares; the term "BUSINESS DAY" means any day on which the Common Stock may be traded on the NYSE or, if not admitted for trading on the NYSE, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed; the term "NEW YORK STOCK EXCHANGE" means the New York Stock Exchange; and the term "NYSE" means the New York Stock Exchange, but if the New York Stock Exchange is not then the principal U.S. trading market for the Common Stock, or such other applicable common stock, then "NYSE" shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) on which the Common Stock, or such other applicable common stock, is then traded, or if such Common Stock, or such other applicable common stock, is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security or a Nasdaq SmallCap Market Security by the National Association of Securities Dealers, Inc. ("NASD"), then such market system, or if such Common Stock, or such other applicable common stock, is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

         2. Initial Closing. The Initial Closing shall take place initially via facsimile on the Initial Closing Date in the manner set forth below; provided that original certificates representing shares of Series A-1 Preferred Stock shall be delivered via Federal Express or another reputable overnight carrier to:

                            Ms. Ele Stathatos
                            C/o Lehman Brothers Inc.
                            Three World Financial Center
                            New York, NY 10285
                            Telephone: (212) 526-6273.

         At the Initial Closing, the following deliveries shall be made:

         (A) SERIES A-1 PREFERRED STOCK. TRC shall deliver to Fletcher three (3) stock certificates, each representing five thousand (5,000) shares of Series A-1 Preferred Stock, duly executed by TRC in definitive form, and shall register such shares in the stockholder register of TRC.

         (B) PURCHASE PRICE. Fletcher shall cause to be wire transferred to TRC, in accordance with the instructions set forth in Section 19, the aggregate purchase price of fifteen million dollars ($15,000,000) in immediately available United States funds.

         (C) CLOSING DOCUMENTS. The closing documents required by Sections 13 and 14 shall be delivered to Fletcher and TRC, respectively.

         (D) DELIVERY NOTICE. An executed copy of the delivery notice in the form attached hereto as Annex C shall be delivered to Fletcher.

The deliveries specified in this Section 2 shall be deemed to occur simultaneously as part of a

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

single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

         3. Subsequent Closing. Each Subsequent Closing shall take place initially via facsimile on the Subsequent Closing Date in the manner set forth below; provided that original certificates representing Additional Preferred Shares shall be delivered via Federal Express or another reputable overnight carrier to Fletcher as Fletcher instructs in writing. At each Subsequent Closing, the following deliveries shall be made:

                  (A) ADDITIONAL PREFERRED SHARES. TRC shall issue and deliver to Fletcher stock certificates, each representing five thousand (5,000) Additional Preferred Shares (except that to the extent the number of Additional Preferred Shares to be delivered is not evenly divisible by five thousand (5,000), one (1) stock certificate shall represent the remaining shares), duly executed by TRC, and shall register such shares in the stockholder register of TRC.

                  (B) PURCHASE PRICE. Fletcher shall cause to be wire transferred to TRC, in accordance with the instructions set forth in
         Section 19, one thousand dollars ($1,000) per Additional Preferred Share, in the aggregate the "Additional Issuance Price" as specified in the applicable Fletcher Notice (the "ADDITIONAL ISSUANCE PRICE") payable on such Subsequent Closing Date, in immediately available United States dollars.

                  (C) CLOSING DOCUMENTS. The closing documents required by Sections 13 and 14 shall be delivered to Fletcher and TRC, respectively.

                  (D) DELIVERY NOTICE. An executed copy of the delivery notice in the form attached hereto as Annex C shall be delivered to Fletcher.

The deliveries specified in this Section 3 shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

         4. Representations and Warranties of TRC. TRC hereby represents and warrants to Fletcher on each Closing Date, except as set forth on any Schedule hereto, as follows:

                  (A) TRC has been duly incorporated and is validly existing in good standing under the laws of Delaware or, after the Initial Closing Date, if another entity has succeeded TRC in accordance with the terms hereof, under the laws of one of the states of the United States.

                  (B) The execution, delivery and performance of this Agreement, the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences (including the authorization, sale, issuance and delivery of the Investment Securities) have been duly authorized by all requisite corporate action and no further consent or authorization of TRC, its Board of Directors or its stockholders is required, except as otherwise contemplated by this Agreement.

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

                  (C) This Agreement has been duly executed and delivered by TRC and, when this Agreement is duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement enforceable against TRC in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The issuance of the Investment Securities is not and will not be subject to any preemptive right or rights of first refusal that have not been properly waived or complied with.

                  (D) TRC has full corporate power and authority necessary to
         (i) own and operate its properties and assets and execute and deliver this Agreement, (ii) perform its obligations hereunder and under the Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences (including, but not limited to, the issuance of the Investment Securities) and (iii) carry on its business as presently conducted and as presently proposed to be conducted. TRC and its subsidiaries are duly qualified and are authorized to do business and are in good standing as foreign corporations in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on (i) the business affairs, assets, results of operations or prospects of TRC or any of its subsidiaries, or (ii) the transactions contemplated by, or TRC's ability to perform under, this Agreement, the Certificate of Rights and Preferences or any Subsequent Certificate of Rights and Preferences.

                  (E) No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by TRC of this Agreement or the performance by TRC of any of its obligations hereunder and under the Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences.

                  (F) Neither the execution and delivery by TRC of this Agreement nor the performance by TRC of any of its obligations hereunder or under the Certificate of Rights and Preferences or any Subsequent Certificate of Rights and Preferences:

                           (i) violates, conflicts with, results in a breach of,
                  or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any person under (A) the certificates of incorporation or by-laws of TRC or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which TRC has knowledge (or would have knowledge after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over TRC or any of its subsidiaries or any of their respective properties, or (C) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which TRC or any of its subsidiaries is a party, by which TRC or any of its subsidiaries is bound, or to which any of the properties or assets of TRC or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which TRC or any of its subsidiaries is a party, or (E) any rule or regulation of the NASD or the New York Stock Exchange or any rule or regulation of the markets where TRC's securities are publicly traded or quoted applicable to TRC or the transactions contemplated hereby; or

                           (ii) results in the creation or imposition of any
                  lien, charge or encumbrance upon any Investment Securities or upon any of the properties or assets of TRC or any of its subsidiaries.

                  (G) TRC has validly reserved for issuance to Fletcher the Series A-1 Preferred Shares and any Additional Preferred Shares under this Agreement and eight hundred thousand (800,000) shares of Common Stock. When issued to Fletcher against payment therefor, each Investment Security:

                           (i) will have been duly and validly authorized, duly
                  and validly issued, fully paid and non-assessable;

                           (ii) will be free and clear of any security
                  interests, liens, claims or other encumbrances; and

                           (iii) will not have been issued or sold in violation
                  of any preemptive or other similar rights of the holders of any securities of TRC or any other person.

                  (H) TRC satisfies all maintenance criteria of the New York Stock Exchange or has a valid exemption from such criteria of which it has previously notified Fletcher in writing. No present set of facts or circumstances of which TRC has knowledge (or would have knowledge after due inquiry) will (with the passage of time or the giving of notice or both or neither) cause any of the Common Stock to be delisted from the New York Stock Exchange. All of the Common Shares will, when issued, be duly listed and admitted for trading on all of the markets where shares of Common Stock are traded, including the New York Stock Exchange.

                  (I) There is no pending or, to the best knowledge of TRC, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over TRC or any of its affiliates that would materially affect the execution by TRC of, or the performance by TRC of its obligations under, this Agreement, the Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences.

                  (J) (i) Since September 30, 1998, none of TRC's filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT") or under
         Section 13(a) or 15(d) of the Exchange Act (each an "SEC FILING") contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading (except as set forth in amendments or supplements to such SEC Filings made before and excluding the date hereof). (ii) Since June 30, 1998, there has not been any pending or, to the best knowledge of TRC, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over TRC or any of its subsidiaries or any of its affiliates that could cause a material adverse change in the condition, financial or otherwise, or in the business affairs, assets, results of operations or prospects of TRC and its subsidiaries, whether or not arising in the ordinary course of business, except as disclosed in TRC's SEC Filings on or before the date immediately before and excluding the date hereof. (iii) Since the date of TRC's most recent SEC Filing, there has not been, and TRC is not aware of, any development or condition that is reasonably likely to result in, any material change in the condition, financial or otherwise, or in the business affairs, assets, results of operations or prospects of TRC and its subsidiaries, whether or not arising in the ordinary course of business. (iv) TRC's SEC Filings made from and after September 30, 1998, fully disclose all material information concerning TRC and its subsidiaries (other than the existence and terms of this Agreement).

                  (K) The offer and sale of the Investment Securities to Fletcher pursuant to this Agreement will, subject to compliance by Fletcher with the applicable representations and warranties contained in Section 7 hereof and with the applicable covenants and agreements contained in Section 11 hereof, be made in accordance with an exemption from the registration requirements of the Securities Act and any applicable state law. Neither TRC nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Series A Preferred Shares to any person or persons so as to bring the sale of such Series A Preferred Shares by TRC within the registration provisions of the Securities Act.

                  (L) Immediately before the Initial Closing Date and immediately after the filing of the Certificate of Rights and Preferences, the authorized capital stock of TRC consists of thirty million (30,000,000) shares of Common Stock, par value ten cents ($0.10) per share, and five hundred thousand (500,000) shares of preferred stock, par value ten cents ($0.10) per share ("PREFERRED STOCK") of which fifteen thousand (15,000) are designated Series A-1 Preferred Stock. Immediately before the Initial Closing Date, (A) eight million one hundred ninety-six thousand nine hundred and three (8,196,903) shares of Common Stock and no shares of Preferred Stock were issued and outstanding, (B) one million nine hundred twelve thousand nine hundred and one (1.912,901) shares of Common Stock and no shares of Preferred Stock are currently reserved and subject to issuance upon the exercise of outstanding stock options, warrants or other convertible rights, (C) 628,653 shares of Common Stock are held in the treasury of TRC, and (D) up to two hundred and fifty-five thousand and seventy four (255,074) additional shares of Common Stock may be issued under the TRC Companies, Inc. Restated Stock Option Plan. All of the outstanding shares of Common Stock are, and all shares of capital stock which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, free of any preemptive rights in respect thereof and issued in material compliance with all applicable state and federal laws concerning issuance of securities. As of the date hereof, except as set forth above and except as may be provided for in the agreements set forth on Schedule 4(l) attached hereto, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above, no shares of capital stock or other voting securities of TRC were outstanding, no equity equivalents, interests in the ownership or earnings of TRC or other similar rights were outstanding, and there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of TRC or any of its subsidiaries or obligating TRC or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, TRC or any of its subsidiaries or obligating TRC or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. Attached hereto as Schedule 4(l) is a true and correct list as of the date of this Agreement of all outstanding options, warrants, calls, subscriptions and other rights or agreements or commitments relating to the issuance of additional shares of capital stock of TRC and with respect to each a description of the number and class of securities and the exercise price thereof.

                  (M) SOLVENCY. The sum of the assets of TRC, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities. TRC has sufficient capital with which to conduct its business as presently conducted and, following the Initial Closing, as proposed to be conducted. TRC has not incurred debt, and does not intend to incur debt, beyond its ability to pay such debt as it matures. For purposes of this paragraph, "DEBT" means any liability on a claim, and "CLAIM" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities are computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  (N) AUDITED FINANCIALS. Attached hereto as Annex D is a true, correct and complete copy of (i) the report of PricewaterhouseCoopers LLP dated October 9, 2001, together with the accompanying consolidated financial statements and schedules of TRC at June 30, 2001 and the results of TRC's operations and cash flows for each of the three (3) years in the period ended June 30, 2001, as such report appears in the Annual Report on Form 10-K for the fiscal year ended June 30, 2001 filed by TRC with the SEC (the "AUDITOR REPORT") and (ii) the written consent of PricewaterhouseCoopers LLP to the inclusion of its report described in clause (i) herein.

                  (O) EQUIVALENT VALUE. As of the Initial Closing Date, the consideration that TRC is receiving from Fletcher is equivalent in value to the consideration Fletcher is receiving from TRC pursuant to this Agreement. As of the Initial Closing Date, under the terms of this Agreement, TRC is receiving fair consideration from Fletcher for the agreements, covenants, representations and warranties made by TRC to Fletcher.

                  (P) NO NON-PUBLIC INFORMATION. Fletcher has not requested from TRC, and TRC has not furnished to Fletcher, any material non-public information concerning TRC or its subsidiaries.

                  (Q) RESTATEMENT NOTICES. As of each Subsequent Closing Date, TRC has provided Fletcher with all Restatement Notices (as defined in the Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences) required to be delivered following a Restatement (as defined in the Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences).

         5. Registration Provisions.

                  (A) TRC shall, as soon as practicable and at its own expense, file a Registration Statement (as defined below) under the Securities Act covering the resale of the Registrable Number (as defined below) of shares of Common Stock and shall use its best efforts to cause such Registration Statement to be declared effective on or before April 14, 2002 (the "REQUIRED REGISTRATION DATE"). The obligations to have the Registration Statement declared effective and to maintain such effectiveness as provided in this Section 5 are referred to herein as the "REGISTRATION REQUIREMENT." Pursuant to the preceding sentence, TRC shall register pursuant to such Registration Statement a number of shares of Common Stock equal to one hundred and sixty-six point sixty-six percent (166.66%) of the number of Common Shares issuable upon conversion of the Initial Preferred Shares based upon the Conversion Price (as defined in the Certificate of Rights and Preferences) in effect on the effective date of the Registration Statement (the "REGISTRABLE NUMBER"). Prior to the exercise by Fletcher of any of the Fletcher Rights, TRC shall promptly amend such Registration Statement (or, if necessary, file a new Registration Statement) at any time and from time to time after the number of Common Shares issued and issuable upon conversion or redemption of the Initial Preferred Shares (including shares issuable as dividends under the Initial Preferred Shares, assuming all such dividends are paid in shares of Registered Common Stock) exceeds ninety percent (90%) of the number of shares then registered (such greater number, thereafter, the "Registrable Number") so that the Registrable Number of Common Shares shall at all times be registered and freely tradable. In addition, from and after the exercise by Fletcher of any of the Fletcher Rights, TRC shall promptly amend such Registration Statement (or, if necessary, file a new Registration Statement) at any time, and from time to time, when the total number of Common Shares issued or issuable under the Series A Preferred Shares, whether upon conversion or redemption, (including shares issuable as dividends under the Series A Preferred Shares, assuming all such dividends are paid in shares of Registered Common Stock) exceeds eighty percent (80%) of the number of shares then registered (such greater number, thereafter, the "Registrable Number"), so that the Registrable Number of Common Shares shall at all times be registered and freely tradable.

                  (B) The registration statement filed or required to be filed under the Securities Act in accordance with Section 5(a) hereof, along with any amendments and additional registration statements, is referred to as the "REGISTRATION STATEMENT." TRC shall provide prompt written notice to Fletcher when the Registration Statement has been declared effective by the SEC.

                  (C) TRC will: (A) keep the Registration Statement effective until the earlier of (x) the later of (i) the second anniversary of the issuance of the last Common Share that may be issued, or (ii) such time as all of the Common Shares issued or issuable hereunder can be sold by Fletcher or any of its affiliates immediately without compliance with the registration requirements of the Securities Act pursuant to paragraph (k) of Rule 144 under the Securities Act ("RULE 144") or (y) the date all of the Common Shares issued or issuable shall have been sold by Fletcher and its affiliates (such later period, the "REGISTRATION PERIOD"); (B) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "PROSPECTUS") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Common Shares by Fletcher or any of its affiliates; (C) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request;
         (D) cause all Common Shares to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by TRC are then listed or quoted; (E) provide a transfer agent and registrar for all Common Shares and a CUSIP number for all Common Shares; (F) otherwise comply with all applicable rules and regulations of the SEC, the New York Stock Exchange and any other exchange or quotation service on which the Common Shares are obligated to be listed or quoted under this Agreement; and (G) file the documents required of TRC and otherwise obtain and maintain requisite blue sky clearance in
         (x) New York and all other jurisdictions in which any of the shares of Common Stock were originally sold and (y) all other states specified in writing by Fletcher, provided, however, that as to this clause (y), TRC shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. Fletcher shall have the right to approve the description of the selling stockholder, plan of distribution and all other references to Fletcher and its affiliates contained in each Registration Statement and Prospectus.

                  (D) TRC shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of any Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Common Shares by Fletcher or any of its affiliates pursuant to the Registration Statement.

                  (E) With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, TRC covenants and agrees to: (A) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning TRC, until the earlier of (x) the second (2nd) anniversary of the issuance of the last Common Share to be issued or (y) such date as all of the Common Shares shall have been resold by Fletcher or any of its affiliates; and (B) furnish to Fletcher upon request, as long as Fletcher owns any Common Shares, (x) a written statement by TRC that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of

         TRC, and (z) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Common Shares.

                  (F) Notwithstanding anything else in this Section 5, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Common Shares, TRC determines in good faith and upon the advice of its outside legal counsel that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, or that a material transaction in which TRC is engaged or proposes to engage would require an immediate amendment to the Registration Statement, a supplement to the Prospectus, or a filing under the Exchange Act or other public disclosure of material information and the disclosure of such transaction would be premature or injurious to the consummation of the transaction, TRC will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of Common Shares pursuant to the Registration Statement. In such event, TRC will amend or supplement the Registration Statement and the Prospectus or make such filings or public disclosures as promptly as practicable and will take such other steps as may be required to permit sales of the Common Shares thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. TRC will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented, if applicable) to Fletcher in accordance with paragraphs
         (c) and (d) of this Section 5. Notwithstanding the foregoing, (A) under no circumstances shall TRC be entitled to exercise its right to suspend sales of any Common Shares as provided in this Section 5(f) and pursuant to the Registration Statement more than twice in any twelve
         (12)-month period, (B) the period during which such sales may be suspended (each a "BLACKOUT PERIOD") at any time shall not exceed thirty (30) calendar days, and (C) no Blackout Period may commence less than thirty (30) calendar days after the end of the preceding Blackout Period.

                  (G) Upon the commencement of a Blackout Period pursuant to this Section 5, Fletcher will notify TRC of any contract to sell, assign, deliver or otherwise transfer any Common Shares (each a "SALES CONTRACT") that Fletcher or any of its affiliates has entered into before the commencement of such Blackout Period and that would require delivery of such Common Shares during such Blackout Period, which notice will contain the aggregate sale price and quantity of Common Shares pursuant to such Sales Contract. If Fletcher or any of its affiliates are unable to consummate the sale of Common Shares pursuant to the Sales Contract, TRC will promptly indemnify each Fletcher Indemnified Party against any Proceeding that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and TRC shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding.

                  (H) In addition to any other remedies available to Fletcher under this Agreement or at law or equity, if the Registration Statement has not been declared effective by the Required Registration Date or such Registration Statement is not available with respect to the Registrable Number at any time on or after the Required Registration Date (except during a Blackout Period permitted under Section 5(f))(each calendar day in which the Registration Statement is unavailable under any of the foregoing circumstances, a " REGISTRATION STATEMENT UNAVAILABILITY DAY"), then each of the Conversion Prices (as defined in the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences) shall be permanently decreased by two and one-half percent (2-1/2%) for each month or partial month, compounded monthly, that such Registration Statement is not available with respect to the Registrable Number.

                  (I) If the Registration Requirement is not satisfied at any time during the Registration Period then the Fletcher Rights Period shall be extended by one (1) day for each day (or portion thereof) that the Registration Requirement shall have not been satisfied.

         6. Conversion and Redemption of Preferred Shares.

                  (A) Initial Preferred Shares and Additional Preferred Shares are convertible and redeemable into Common Shares in accordance with the terms and conditions set forth in Section 6 of the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences. The form of the "PREFERRED STOCK CONVERSION NOTICE" to be executed and delivered by Fletcher to TRC as specified therein is attached hereto as Annex E, the form of the "PREFERRED STOCK CONVERSION DELIVERY NOTICE" to be executed and delivered by TRC to Fletcher as specified therein is attached hereto as Annex F, the form of the "CALL REDEMPTION NOTICE" to be executed and delivered by TRC to Fletcher as specified therein is attached hereto as Annex G, the form of the "INITIAL REDEMPTION NOTICE" to be executed and delivered by Fletcher to TRC as specified therein is attached hereto as Annex H and the form of the "FINAL REDEMPTION NOTICE" to be executed and delivered by TRC to Fletcher as specified therein is attached hereto as Annex I.

                  (B) If the number of Common Shares issued and issuable under this Agreement (including, but not limited to, all Common Shares issued or issuable upon conversion or redemption of or as dividends upon Series A Preferred Shares issued or that may become issuable under this Agreement) on the date of any Preferred Stock Conversion Notice or on any date on which Fletcher is entitled to deliver a Holder Redemption Notice (each a "FLETCHER NOTICE DATE") would result in Fletcher receiving more than seventeen and one-half percent (17.5%) of the shares of Common Stock outstanding as of the date of this Agreement (the "ORIGINAL NUMBER") and Fletcher's receipt of twenty percent (20%) or more of the Original Number would require the approval (the "REQUIRED CONSENT") of the holders of Common Stock pursuant to the listing requirements or rules of the NYSE, TRC (A) shall not issue Common Shares (the "ISSUANCE BLOCKAGE") to the extent that the total number of shares of Common Stock issued hereunder would exceed nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number,
         (B) shall notify TRC's stockholders of a stockholder meeting for the purpose of voting on the Required Consent within twenty (20) Business Days from and including the Fletcher Notice Date, which meeting shall be held on or before the seventieth (70th) calendar day after and including the Fletcher Notice Date, and

         (C) shall otherwise use its best efforts to obtain, on or before the seventieth (70th) calendar day after and including the Fletcher Notice Date, the Required Consent for the issuance of all Common Shares issued or issuable under this Agreement (including, but not limited to, all Common Shares issued or issuable upon conversion or redemption of Series A Preferred Shares issued or issuable under this Agreement) including, but not limited to, recommending to TRC's stockholders that such stockholders give the Required Consent and not withdrawing such recommendation.

                  (C) The aggregate number of Common Shares issuable upon conversion or redemption of, or as dividends upon, the Series A Preferred Shares, when combined with all shares of Common Stock then beneficially owned (as determined pursuant to Exchange Act Rule 13d-3) by Fletcher, shall not exceed the Maximum Number of shares of Common Stock. The "MAXIMUM NUMBER" equals the sum of eight hundred thousand (800,000) plus the Exercisable Number. The "EXERCISABLE NUMBER" is initially zero (0) and thereafter may be increased upon expiration of a sixty-five (65) day period (the "NOTICE PERIOD") after Fletcher delivers a notice (a "65 DAY NOTICE") to TRC designating an aggregate number of Common Shares in excess of the Maximum Number which shall be issuable upon conversion or redemption of the Series A Preferred Shares. A 65 Day Notice may be given at any time. From time to time following the Notice Period, Common Stock may be issued to Fletcher on any Business Day for any quantity of Common Stock, such that the aggregate number of shares of Common Stock issued hereunder is less than or equal to the Maximum Number.

         7. Representations and Warranties of Fletcher. Fletcher hereby represents and warrants to TRC on each Closing Date:

                  (A) Fletcher has been duly incorporated and is validly existing under the laws of Bermuda.

                  (B) The execution, delivery and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by TRC, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (C) Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Investment Securities.

                  (D) Fletcher is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

                  (E) Fletcher is purchasing the Investment Securities for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or exempt from such registration.

                  (F) Fletcher understands that the Investment Securities are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal securities laws and that TRC is relying on the truth and accuracy of, and Fletcher's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Fletcher set forth herein in order to determine the availability of such exemptions and the eligibility of Fletcher to acquire the Investment Securities.

                  (G) Fletcher is able to bear the economic risk of an investment in the Investment Securities and, at the present time, is able to afford a complete loss of such investment.

         8. Right of First Offer. Subject to the terms and conditions specified in this Section 8, TRC hereby grants to (i) Fletcher, (ii) any affiliate or wholly-owned subsidiary of Fletcher, or (iii) any of Fletcher's designees which, other than in the case of an assignment of Investment Securities or this Agreement in accordance with Section 20(b) hereof, have been approved by TRC (collectively, the "FIRST OFFER STOCKHOLDERS"), a right of first offer with respect to future sales by TRC of its Offered Shares (as hereinafter defined). The term "OFFERED SHARES" means any shares of, or securities convertible into, exercisable or exchangeable for, or whose value is derived in whole or in part from, any shares of any class of its capital stock. At any time within the thirty (30) Business Days after and excluding any Closing Date that TRC has a bona fide intention to offer to sell to a third party any Offered Shares, TRC shall first negotiate with the First Offer Stockholders (and, for the sake of clarity, in the case of a Fletcher Notice delivered at such time as TRC shall be in the process of offering, negotiating to sell or seeking indications of interest to purchase Offered Shares, TRC shall then immediately cease such activities and shall negotiate with the First Offer Stockholders) to sell such Offered Shares in accordance with the following provisions:

                  (A) TRC shall deliver a notice in accordance with Section 19 of this Agreement (an "OFFER NOTICE") to Fletcher stating (i) its bona fide intention to offer such Offered Shares, (ii) the number of such Offered Shares proposed to be offered, (iii) the price and terms upon which it proposes to offer such Offered Shares, and (iv) to the extent available, the identity of the proposed purchasers of such Offered Shares and such purchasers' affiliates and associates.

                  (B) For ten (10) Business Days after delivery of the Offer Notice, TRC shall negotiate exclusively and in good faith with the First Offer Stockholders with respect to the proposed sale of Offered Shares and TRC shall not enter into or continue negotiations with, respond to, furnish information to, or consummate any transaction with any person or entity concerning any transaction regarding the proposed sale of Offered Shares.

                  (C) Within ten (10) Business Days after delivery of the Offer Notice, the First Offer Stockholders may elect by delivering a written notice to TRC, to purchase or obtain, at the price and on the terms specified in the Offer Notice (or on terms that are substantially similar to, or more favorable to TRC than, the terms contained in the Offer Notice)(the "Specified Terms"), any or all of the Offered Shares. If the Offer Notice specifies consideration other than cash is to be paid for the Offered Shares, the First Offer Stockholders may, at their sole option, (if they choose to purchase such Offered Shares) deliver either of (i) such consideration or (ii) cash equal to the fair market value of such consideration on the date and at the time such offer is accepted. The closing of any such transaction shall occur not later than twenty (20) Business Days after TRC receives written notice of such election. If (i) the First Offer Stockholders do not so elect within ten (10) Business Days after delivery of the Offer Notice or, (ii) having elected to so purchase or obtain any or all of the Offered Shares at the Specified Terms, nonetheless do not, in the reasonable good faith judgment of TRC, present to TRC the same benefit, from a non-financial point of view, as that presented by an alternative investor identified in the Offer Notice to whom TRC proposes to sell and to whom TRC in fact sells the Offered Shares at the Specified Terms (viz., in terms of the benefit to TRC of being associated with such investor either as a result of such investor's identity or such investor's possible strategic value to
         TRC), then, in the case of clause (i), TRC may sell the Offered Shares to any person at the price and on terms that are no less favorable to TRC than the Specified Terms and, in the case of clause (ii) above, TRC may sell the Offered Shares only to the investor identified in the Offer Notice at the price and on terms that are no less favorable to TRC than the Specified Terms, in each case within sixty (60) calendar days after the date of the Offer Notice.

                  (D) The right of first offer in this Section 8 shall not apply, (for the sake of clarity, subject to the terms of the Certificate of Rights and Preferences and any Subsequent Certificates of Rights and Preferences), to any issuance or sale of the following securities:

                           (i) Such Offered Shares as are issued (x) as
                  consideration for the acquisition of at least fifty percent (50%) of the voting capital stock or assets of a bona fide operating company in a similar or complementary line of business to that of TRC, as determined reasonably and in good faith by TRC's Board of Directors whether through purchase, merger, consolidation, tender offer or otherwise, provided that the purpose of TRC entering into any such transaction shall not be to raise capital, directly or indirectly, or otherwise to avoid the requirements of this Section 8 or (y) in connection with any bona fide lease financing, in connection with any joint venture where none of the parties to such joint venture is a financial investor, or in consideration of license rights or similar rights to proprietary technology;

                           (ii) Common Stock issued pursuant to any stock split,
                  dividend or distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder;

                           (iii) Common Stock issuable or issued to employees,
                  consultants or directors of TRC directly or pursuant to a stock option plan, employee stock purchase plan or restricted stock plan, or other similar arrangements related to compensation for services in effect on the date of this Agreement or approved by TRC's stockholders, in each case in the ordinary course of business consistent with TRC's past practice;

                           (iv) Common Stock issued upon conversion of warrants
                  and options in existence on the date hereof; or

                           (v) Common Stock issued as dividends on, or upon
                  conversion or redemption of Series A Preferred Shares.

                           (vi) Common Stock issued in a bona fide firm
                  commitment underwritten offering to the public with net proceeds of at least twenty-five million dollars ($25,000,000) to TRC, after underwriter's discounts or commissions and other fees or expenses.

9. Covenants of TRC. TRC covenants and agrees with Fletcher as follows:

                  (A) For so long as Fletcher owns or has the right to purchase any Investment Securities, and for a period of one (1) year thereafter, TRC will (i) maintain the eligibility of the Common Stock for listing on the New York Stock Exchange and (ii) regain the eligibility of the Common Stock for listing or quotation on all markets and exchanges including the New York Stock Exchange, in the event that the Common Stock is delisted by the New York Stock Exchange or any other applicable market or exchange; and (iii) cause the representations and warranties contained in Section 4 to be and remain true and correct, except those representations and warranties that speak as of a particular date, which shall be true and correct as of such date.

                  (B) TRC will provide Fletcher with a reasonable opportunity, which shall not be less than two (2) full Business Days, to review and comment on any public disclosure by TRC of information regarding this Agreement and the transactions contemplated hereby, before such public disclosure. Beginning on the date hereof and for so long as Fletcher owns or has the right to purchase any Investment Securities and for a period of ninety (90) calendar days thereafter, TRC will promptly notify Fletcher immediately following any press release or other information disseminated to any stockholder, analyst, or member of the media.

                  (C) As soon as such information is available (but in no event later than two (2) weeks after the Closing Date), TRC shall deliver to Fletcher a written notice stating the Original Number.

                  (D) TRC will make all filings required by law with respect to the transactions contemplated hereby.

                  (E) TRC will comply with the terms and conditions of the Series A Preferred Shares as set forth in the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences, and will not amend the Certificate of Rights and

         Preferences or Subsequent Certificates of Rights and Preferences without the required consent of the holders of Series A Preferred Shares.

                  (F) For so long as Fletcher holds any Investment Securities, on or promptly following the date of filing of each of its quarterly reports on Form 10-Q with the SEC, TRC shall deliver to Fletcher a copy of the review report delivered to TRC relating to the final consolidated unaudited financial statements contained therein, prepared by PricewaterhouseCoopers LLP, or another nationally recognized accounting firm, in accordance with Statements of Auditing Standard No. 71; from and after such time as Fletcher shall have converted 7,500 or more shares of Series A Preferred Shares, Fletcher shall pay 50% of TRC's cost of obtaining such reports, up to a maximum of $5,000 per year.

                  (G) TRC shall use commercially reasonable efforts to cause the Common Shares to be eligible for book-entry transfer through The Depository Trust Company (or any successor thereto) as soon as practicable after the date of this Agreement and thereafter to use commercially reasonable efforts to maintain such eligibility.

                  (H) TRC shall at all times reserve for issuance such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Series A Preferred Shares and to satisfy its delivery obligation upon such conversion and to effect the redemption of the Series A Preferred Shares.

                  (I) TRC shall deliver a notice (an "INCREASE NOTICE") stating the increase, if any, in the aggregate number of shares of Common Stock outstanding as of the last day of the preceding month over the number outstanding as of the last day of the second preceding month, or in the case of the last day of the month immediately following the Initial Closing Date, the number of shares outstanding specified in Section 4(l), provided that in any month in which there is an increase of less than 10,000 shares (as such number may be adjusted to reflect any stock-splits, etc) TRC need not deliver any such notice and shall instead carry-over the amount of such increase into succeeding months until such amount is reflected in a notice delivered hereunder. Unless expressly waived by Fletcher, TRC shall deliver an Increase Notice to Fletcher on or before the tenth (10th) day of every calendar month from and including the Initial Closing Date.

                  (J) TRC shall, within one (1) Business Day after and excluding each Closing Date publicly distribute a press release disclosing the material terms of such Initial Closing or Subsequent Closing and shall, within three (3) Business Days after and excluding each Closing Date file a report with the SEC on Form 8-K with respect to the same.

         10. Consolidation, Merger, Etc. In case TRC shall be a party to any transaction which results in a Change in Control (as defined in the Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences), Fletcher and its assigns shall have the rights set forth in the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences regarding Changes in Control in addition to the rights contained in this Agreement. "ACQUIRER" means, in connection with any Change in Control, the continuing or surviving corporation of a consolidation or merger with TRC (if other than TRC), the transferee of all or substantially all of the properties or assets of the Company, the corporation consolidating with or merging into TRC in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other person or cash or any other property, the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected or, in the case of a capital reorganization or reclassification, TRC. TRC agrees that it will not enter into an agreement with an Acquirer resulting in a Change in Control unless such agreement expressly obligates the Acquirer to assume all of TRC's obligations under this Agreement, the Certificate of Rights and Preferences and the Subsequent Certificates of Rights and Preferences including, but not limited to, the dividend, liquidation, conversion, exercise, redemption, voting and other provisions regarding the Series A Preferred Shares and the Fletcher Rights contained herein and therein. Without limiting the foregoing, all unexercised and unexpired Fletcher Rights shall automatically be converted into equivalent rights with respect to the Acquirer including, but not limited to, the right to receive the equivalent of the Additional Preferred Shares issuable upon the exercise of such rights and to receive the consideration for such Additional Preferred Shares set forth in Section 6(F) of the Subsequent Certificate of Rights and Preferences governing such series of Additional Preferred Shares. On or before the date an agreement is entered into with an Acquirer resulting in a Change in Control, the Company shall deliver to Fletcher written notice that the Acquirer has assumed such obligations. TRC shall provide Fletcher with written notice of any proposed transaction resulting in a Change in Control as soon as the existence of such proposed transaction is made public by any person. TRC shall notify Fletcher promptly of any material developments with respect to such transaction, including advance notice at least ten (10) Business Days before the date such transaction is expected to become effective (provided, however, in the case of such information which TRC reasonably believes, after consultation with outside counsel, would be required to be publicly disseminated if disclosed to Fletcher absent a confidentiality agreement, that TRC shall so notify Fletcher only after Fletcher's delivery of a notice indicating its agreement to keep such information confidential).

         11. Covenants of Fletcher. Fletcher hereby covenants and agrees with TRC that:

                  (A) Neither Fletcher, nor any of its affiliates, will at any time offer or sell any Investment Securities other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom.

                  (B) Neither Fletcher, nor any of its affiliates, shall engage in short sales of TRC's securities.

         12. Legend. Subject to Section 5, Fletcher understands that the certificates or other instruments representing the Investment Securities shall bear a restrictive legend composed of exactly the following words (and a stop transfer order may be placed against transfer of such certificates or other instruments):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE

         SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT.

         The legend set forth above shall be removed and TRC shall issue a certificate without such legend to any holder of Investment Securities if, unless otherwise required by state securities laws, such shares are sold pursuant to an effective Registration Statement under the Securities Act, Rule 144 or another applicable exemption from registration.

         13. Conditions Precedent to Fletcher's Obligations. The obligations of Fletcher hereunder are subject to the performance by TRC of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Fletcher:

                  (A) On each Closing Date, (i) the representations and warranties made by TRC in this Agreement shall be true and correct;
         (ii) TRC shall have complied fully with all of the covenants and agreements (other than those referred to in clause (iii) of this subsection (a)) in this Agreement, (iii) TRC shall have complied fully in all material respects with all of the covenants and agreements in Sections 9(b), 9(f), 9(g) and 9(i) of this Agreement; and (iv) Fletcher shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of TRC dated such date and to such effect.

                  (B) On each Closing Date, TRC shall have delivered to Fletcher opinions of (1) Paul, Hastings, Janofsky & Walker LLP (or other counsel reasonably satisfactory to Fletcher), dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b),
         (c), (d)(i) and (ii), (e), (f)(but not, other than as agreed to by the parties, (f)(i)(C)), (g) and (k) of Section 4 hereof and to the effect that the offer and sale of the Investment Securities to Fletcher hereunder do not require registration under the Securities Act and (2) the Company's general counsel, dated the date of delivery, confirming in substance the matters covered in paragraphs (d)(iii), and (f)(i)(C) and (l) of Section 4 hereof.

                  (C) On the Initial Closing Date, Fletcher shall have received a copy of a letter from PricewaterhouseCoopers LLP to TRC to the effect that, as of such date, it consents to the inclusion in this Agreement of the Auditor Report. On each Subsequent Closing Date, Fletcher shall receive a copy of a report of PricewaterhouseCoopers LLP, together with the accompanying consolidated financial statement and schedules of TRC and results of TRC's operations and cash flows, as such report appears in the most recent Form 10-K filed by TRC with the SEC and a letter from PricewaterhouseCoopers LLP to TRC to the effect that, as of such date, it consents to the inclusion in this Agreement of such report.

                  (D) On the Initial Closing Date, TRC shall have submitted to the New York Stock Exchange a complete listing application in respect of the Registrable Number and within 60 days thereafter the Registrable Number shall be duly listed and admitted for trading on the New York Stock Exchange.

                  (E) On each Subsequent Closing Date all of the Common Shares shall be registered and freely tradable.

                  (F) On or before each Subsequent Closing Date, TRC shall have filed with the Delaware Secretary of State a Subsequent Certificate of Rights and Preferences, with terms and conditions of the applicable series of Additional Preferred Shares as required by this Agreement.

         14. Conditions Precedent to TRC's Obligations. The obligations of TRC hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction (unless expressly waived in writing by TRC) of the additional conditions precedent that, on each Closing Date: (i) the representations and warranties made by Fletcher in this Agreement shall be true and correct; (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement; (iii) in respect of the foregoing clauses (i) and
(ii) only, TRC shall have received on each such date a certificate of an appropriate officer of Fletcher dated such date and to such effect, (iv) no (x) statute, rule, regulation or executive order or (y) decree, ruling or injunction which by its terms expressly binds TRC shall have been promulgated by any court or governmental authority of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement, and (v) solely in respect of the obligations under any particular Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences, no decree, ruling or injunction which by its terms expressly binds TRC shall have been promulgated by any court or governmental authority of competent jurisdiction that prohibits the consummation of the transactions contemplated by such Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences.

         15. Fees and Expenses. Each of Fletcher and TRC agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement.

         16. Non-Performance.

                  (A) If TRC, at any time, shall fail to deliver the Investment Securities to Fletcher required to be delivered pursuant to this Agreement, in accordance with the terms and conditions of this Agreement, for any reason other than the failure of any condition precedent to TRC's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then TRC shall (without limitation to Fletcher's other remedies at law or in equity):

                           (i) indemnify and hold Fletcher harmless against any
                  loss, claim or damage to which it is entitled under law or in equity arising from or as a result of such failure by TRC; and

                           (ii) reimburse Fletcher for all of its reasonable
                  out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the transactions contemplated herein and therein.

         17. Indemnification.

                  (A) INDEMNIFICATION OF FLETCHER. TRC hereby agrees to indemnify Fletcher and each of its officers, directors, employees, consultants, agents, attorneys, accountants, and affiliates and each person that controls (within the meaning of Section 20 of the Exchange
         Act) any of the foregoing persons (each a "FLETCHER INDEMNIFIED PARTY") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding) (a "PROCEEDING"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                           (i) any untrue or alleged untrue statement of a
                  material fact in a SEC Filing from and after September 30, 1998, by TRC or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state therein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by TRC or any of its affiliates or any person acting on its or their behalf; provided that with respect to the items disclosed in any Schedule to Section 4 (other than Schedule 4(l)), the items disclosed therein shall not, to the extent that the consequences thereof have been so disclosed, constitute untrue or alleged untrue statements of a material fact;

                           (ii) any of the representations or warranties made by
                  TRC herein being untrue or incorrect at the time such representation or warranty was made; and

                           (iii) any breach or non-performance by TRC of any of
                  its covenants, agreements or obligations under this Agreement, the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences;

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Fletcher in connection therewith.

                  (B) INDEMNIFICATION OF TRC. Fletcher hereby agrees to indemnify TRC and each of its officers, directors, employees, consultants, agents, attorneys, accountants, and affiliates and each person that controls (within the meaning of Section 20 of the Exchange
         Act) any of the foregoing persons against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                           (i) any untrue or alleged untrue statement of a
                  material fact included in an SEC filing by TRC with the express written consent of Fletcher therefor by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any such material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Fletcher or any of its affiliates or any person acting on its or their behalf;

                           (ii) any of the representations or warranties made by
                  Fletcher herein being untrue or incorrect at the time such representation or warranty was made; and

                           (iii) any breach or non-performance by Fletcher of
                  any of its covenants, agreements or obligations under this Agreement;

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of TRC in connection therewith.

         (C) CONDUCT OF CLAIMS.

                  (i) Whenever a claim for indemnification shall arise under this Section 17, the party seeking indemnification (the "INDEMNIFIED PARTY"), shall notify the party from whom such indemnification is sought (the "INDEMNIFYING PARTY") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                  (ii) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

                  (iii) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 17 unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

         18. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for any Investment Securities issuable hereunder, until the seventh anniversary of the Initial Closing Date.

         19. Notices. All communications hereunder shall be in writing and delivered as set forth below.

                  (A) If sent to Fletcher, all communications shall be deemed delivered: if delivered by hand, on the day received by Fletcher; if sent by reputable overnight courier, on the next Business Day; and if transmitted by facsimile to Fletcher, on the date transmitted (provided such facsimile is later confirmed), in each case to the following address (unless otherwise notified in writing of a substitute address):

                     Fletcher International, Ltd.
                     c/o A. S. & K. Services Ltd.
                     Cedar House, 41 Cedar Avenue
                     Hamilton HM EX
                     Bermuda
                     Attention: Felicity Holmes, Corporate Administrator
                     Telephone: 441-295-2244
                     Facsimile: 441-292-8666

                     with a copy to:

                     Fletcher Asset Management, Inc.
                     22 East 67th Street
                     New York, NY 10021
                     Attention: Peter Zayfert
                     Telephone: (212) 284-4800
                     Facsimile: (212) 284-4801

                     with a copy (which copy shall not constitute notice) to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     1440 New York Avenue, N.W.
                     Washington, D.C. 20005
                     Attention: Stephen W. Hamilton, Esq.
                     Telephone: (202) 371-7000
                     Facsimile: (202) 393-5760

                  (B) If sent to TRC, all communications shall be deemed delivered: if delivered by hand, on the day received by Fletcher; if sent by reputable overnight courier, on the next Business Day; and if or transmitted by facsimile to TRC, on the date transmitted

         (provided such facsimile is later confirmed), in each case to the following address (unless otherwise notified in writing of a substitute address):

                      TRC Companies, Inc.
                      5 Waterside Crossing
                      Windsor, Connecticut 06095
                      Attention: General Counsel and Chief Financial Officer
                      Telephone: (860) 298-9692
                      Facsimile: (860) 298-6291

                      with a copy (which copy shall not constitute notice) to:

                      Paul, Hastings, Janofsky & Walker LLP
                      1055 Washington Blvd.
                      Stamford, CT 06901

                      Attention: E. Donald Elliott, Esq.
                      Telephone: (203) 961-7400
                      Facsimile: (203) 359-3031

To the extent that any funds shall be delivered to TRC by wire transfer, unless otherwise instructed by TRC, such funds should be delivered in accordance with the following wire instructions:

                      TRC Companies, Inc.
                      Account Number: 005313-2695
                      ABA Number: 011000390
                      Bank: Fleet Bank
                      100 Federal Street
                      Boston, MA 02106
                      Account Name: TRC Companies, Inc. -- Concentration Account

         20. Miscellaneous.

                  (A) The parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous xerographic or electronic reproduction by each party's respective attorneys. Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement. This Agreement shall become effective when each party executes and delivers this Agreement to the other party.

                  (B) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 17 hereof, shall inure to the benefit of their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder. TRC may not assign this Agreement. Notwithstanding anything to the contrary in this Agreement, Fletcher may assign, pledge, hypothecate or transfer any of the rights and associated obligations contemplated by this Agreement (including, but not limited to, the Series A Preferred Shares and the Common Shares), in whole or in part, at its sole discretion (including, but not limited to, assignments, pledges, hypothecations and transfers in connection with financing or hedging transactions with respect to this Agreement, the Series A Preferred Shares and the Common Shares), provided that any such assignment, pledge, hypothecation or transfer must comply with applicable federal and state securities laws and provided, further, that Fletcher may not knowingly make any assignment or transfer of this Agreement, the Series A Preferred Shares or the Common Shares to any of the entities set forth on Schedule 20(b) without the consent of TRC. No person acquiring Common Stock from Fletcher pursuant to a public market purchase shall thereby obtain any of the rights contained in this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Except as provided in this Section 20(b), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (C) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any state or federal court in the Southern District of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "RELATED PROCEEDING"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

                  (D) Each party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice. Each party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents.

                  (E) Without prejudice to other rights or remedies hereunder (including any specified interest rate), and except as otherwise expressly set forth herein, interest shall be due on any amount that is due pursuant to this Agreement and has not been paid when due, calculated for the period from and including the due date to but excluding the date on which such amount is paid at the prime rate of U.S. money center banks as published in The Wall Street Journal (or if The Wall Street Journal does not exist or publish such information, then the average of the prime rates of three U.S. money center banks agreed to by the parties) plus two percent (2%).

                  (F) Fletcher and TRC stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by either party in the performance of or compliance with any of the terms of this Agreement, the Certificate of Rights and Preferences and the Subsequent Certificates of Rights and Preferences are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  (G) Any and all remedies set forth in this Agreement, the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences: (i) shall be in addition to any and all other remedies Fletcher or TRC may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of Fletcher and TRC may elect. The exercise of any remedy by Fletcher or TRC shall not be deemed an election of remedies or preclude Fletcher or TRC, respectively, from exercising any other remedies in the future.

                  (H) TRC agrees that the parties have negotiated in good faith and at arms' length concerning the transactions contemplated herein, and that Fletcher would not have agreed to the terms of this Agreement without each and every of the terms, conditions, protections and remedies provided herein and the Certificate of Rights and Preferences. Except as specifically provided otherwise in this Agreement, the Certificate of Rights and Preferences and the Subsequent Certificates of Rights and Preferences, TRC's obligations to indemnify and hold Fletcher harmless in accordance with Section 17 of this Agreement are obligations of TRC that TRC promises to pay to Fletcher when and if they become due. TRC shall record any such obligations on its books and records in accordance with U.S. generally accepted accounting principles.

                  (I) This Agreement may be amended, modified or supplemented in any and all respects, but only by a written instrument signed by Fletcher and TRC expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

                  (J) Each of the parties will cooperate with the others and use its best efforts to prepare all necessary documentation, to effect all necessary filings, to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and other third parties, and to do all other things necessary to consummate the transactions contemplated by this Agreement.

                  (K) For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender and neuter gender of such term; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles; (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require; (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the term "include" or "including" shall mean without limitation; (vii) the table of contents to this Agreement and all section titles or captions contained in this Agreement or in any Schedule or Exhibit annexed hereto or referred to herein are for convenience only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement;
         (viii) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein; and (ix) references to a person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

                  (L) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  (M) Time shall be of the essence in this Agreement.

                  (N) All dollar ($) amounts set forth herein, in the Certificate of Rights and Preferences and in each Subsequent Certificate of Rights and Preferences refer to United States dollars. All payments hereunder and thereunder shall be made in lawful currency of the United States of America.

                  (O) Notwithstanding anything herein to the contrary, all measurements and references related to share prices and share numbers herein shall be, in each instance, appropriately adjusted for stock splits, recombinations, stock dividends and the like.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                   TRC COMPANIES, INC.

                                   By: /s/ Martin H. Dodd
                                       ----------------------------------------
                                   Name: Martin H. Dodd
                                   Title: Vice President

                                   FLETCHER INTERNATIONAL, LTD., by its duly authorized investment advisor,
                                   FLETCHER ASSET MANAGEMENT, INC.

                                   By: /s/ Denis J. Kiely
                                       ----------------------------------------
                                       Name: Denis J. Kieley
                                       Title: Deputy Chief Executive Officer

                                   By: /s/ Peter Zayfort
                                       ----------------------------------------
                                   Name: Peter Zayfort
                                   Title: Executive Vice President

                                TABLE OF CONTENTS

1.    Purchase and Sale...........................................................................................1

2.    Initial Closing.............................................................................................3

3.    Subsequent Closing..........................................................................................4

4.    Representations and Warranties of TRC.......................................................................4

5.    Registration Provisions.....................................................................................9

6.    Conversion and Redemption of Preferred Shares..............................................................12

7.    Representations and Warranties of Fletcher.................................................................13

8.    Right of First Offer.......................................................................................14

9.    Covenants of TRC...........................................................................................16

10.   Consolidation, Merger, Etc.................................................................................17

11.   Covenants of Fletcher......................................................................................18

12.   Legend.....................................................................................................18

13.   Conditions Precedent to Fletcher's Obligations.............................................................19

14.   Conditions Precedent to TRC's Obligations..................................................................20

15.   Fees and Expenses..........................................................................................20

16.   Non-Performance............................................................................................20

17.   Indemnification............................................................................................21

18.   Survival of the Representations, Warranties, etc...........................................................23

19.   Notices....................................................................................................23

20.   Miscellaneous..............................................................................................24

ANNEXES

FORM OF CERTIFICATE OF RIGHTS AND
PREFERENCES OF CLASS B-1 CUMULATIVE CONVERTIBLE
PREFERRED STOCK OF TRC COMPANIES, INC...........................................................................A-1
FORM OF FLETCHER NOTICE.........................................................................................B-1
FORM OF DELIVERY NOTICE.........................................................................................C-1
AUDITOR REPORT..................................................................................................D-1
FORM OF PREFERRED STOCK CONVERSION NOTICE.......................................................................E-1
FORM OF PREFERRED STOCK CONVERSION DELIVERY NOTICE..............................................................F-1
FORM OF CALL REDEMPTION NOTICE..................................................................................G-1
FORM OF HOLDER REDEMPTION NOTICE................................................................................H-1
FORM OF FINAL REDEMPTION NOTICE.................................................................................I-1
AUDITOR REPORT............................................................................................EXHIBIT 1

                             INDEX OF DEFINED TERMS

"hereunder"......................................................................................................27
65 Day Notice....................................................................................................13
accredited investor..............................................................................................13
Additional Issuance Price.........................................................................................4
Additional Preferred Shares.......................................................................................1
Agreement.........................................................................................................1
Auditor Report....................................................................................................8
Blackout Period..................................................................................................11
Business Day......................................................................................................3
Certificate of Rights and Preferences.............................................................................1
claim.............................................................................................................8
Common Shares.....................................................................................................2
Common Stock......................................................................................................1
debt..............................................................................................................8
Exchange Act......................................................................................................3
Exercisable Number...............................................................................................13
First Offer Stockholders.........................................................................................14
Fletcher..........................................................................................................1
Fletcher Indemnified Party.......................................................................................21
Fletcher Notice...................................................................................................2
Fletcher Notice Date.............................................................................................12
Fletcher Rights...................................................................................................1
herein...........................................................................................................27
hereof...........................................................................................................27
hereunder........................................................................................................27
Increase Notice..................................................................................................17
Indemnified Party................................................................................................22
Indemnifying Party...............................................................................................22
Initial Closing...................................................................................................1
Initial Closing Date..............................................................................................1
Initial Preferred Shares..........................................................................................1
Investment Securities.............................................................................................2
Issuance Blockage................................................................................................12
lock-up...........................................................................................................5
Maximum Number...................................................................................................13
NASD..............................................................................................................3
Notice Period....................................................................................................13
NYSE..............................................................................................................3
Offer Notice.....................................................................................................14
Offered Shares...................................................................................................14
Original Number..................................................................................................12
Paragraphs.......................................................................................................26

                                       i


Preferred Stock...................................................................................................7
Preferred Stock Conversion Delivery Notice.......................................................................12
Preferred Stock Conversion Notice................................................................................12
Proceeding.......................................................................................................21
Prospectus.......................................................................................................10
Redemption Common Stock...........................................................................................2
Registrable Number................................................................................................9
Registration Period..............................................................................................10
Registration Requirement..........................................................................................9
Registration Statement............................................................................................9
Related Proceeding...............................................................................................25
Required Consent.................................................................................................12
Required Registration Date........................................................................................9
Rule 144.........................................................................................................10
Sales Contract...................................................................................................11
SEC...............................................................................................................6
Sec Filing........................................................................................................6
Sections.........................................................................................................26
SECURITIES ACT....................................................................................................6
SECURITIES ACT...................................................................................................18
Series A Preferred Shares.........................................................................................1
Series A-1 Preferred Stock........................................................................................1
Subsections......................................................................................................26
Subsequent Certificate of Rights and Preferences..................................................................1
Subsequent Certificates of Rights and Preferences.................................................................2
Subsequent Closing................................................................................................2
Subsequent Closing Date...........................................................................................2
TRC...............................................................................................................1

                                       ii